As filed with the Securities and Exchange Commission on July 6, 2005
Registration No. 333-123038

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHERN COMMUNITY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation or Organization)

56-2270620
(I.R.S. Employer Identification No.)

4605 Country Club Road
Winston-Salem, North Carolina 27104
(336) 768-8500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Office)

F. Scott Bauer
Chairman and Chief Executive Officer
Southern Community Financial Corporation
4605 Country Club Road
Winston-Salem, North Carolina 27104
(336) 768-8500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Ronald D. Raxter, Esq.
Maupin Taylor, P.A.
Highwoods Tower One, Suite 500
3200 Beechleaf Court
P.O. Drawer 19764
Raleigh, North Carolina 27604-1064
(919) 981-4304

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☒

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PROSPECTUS

SOUTHERN COMMUNITY FINANCIAL CORPORATION

1,000,000 Shares of Common Stock
Pursuant to Dividend Reinvestment and Common Stock Purchase Plan

     We are offering for sale 1,000,000 shares of our common stock, no par value, which may be purchased pursuant to the terms and conditions of our Dividend Reinvestment and Common Stock Purchase Plan.

     Our common stock is traded on the Nasdaq National Market under the symbol “SCMF.” The last reported sales price for our common stock on July 5, 2005 was $9.61 per share.

     Investing in the securities involves risks. We urge you to carefully read the “Risk Factors” beginning on page 4 before making your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

     The securities offered by this prospectus are not savings accounts, deposits or obligations of any bank and are not insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation or any other governmental agency.

Offering Price (per share) (1)	$9.61
Total proceeds, before expenses, to Southern Community Financial Corporation	$9,610,000

     (1) The actual offering price is determined in accordance with the terms and conditions of our Dividend Reinvestment and Common Stock Purchase Plan, which requires a price based on a ten day average of the market price of the common stock at the time of the transaction. This price is the last reported sales price for our common stock on July 5 , 2005.

The date of this prospectus is July 6, 2005.

PROSPECTUS SUMMARY

     This summary highlights information contained in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference into this prospectus. References in this prospectus to “we,” “us,” and “our” refer to Southern Community Financial Corporation and its consolidated subsidiaries, unless otherwise specified.

Southern Community Financial Corporation

     Southern Community Financial Corporation is the holding company for Southern Community Bank and Trust. The bank began operations on November 18, 1996 and effective October 1, 2001, became a wholly owned subsidiary of Southern Community Financial Corporation, a newly formed financial holding company. We are based in Winston-Salem, North Carolina, which is located in the north central region of the state, an area also known as the Piedmont Triad. The Piedmont Triad area includes the cities of Winston-Salem, Greensboro and High Point.

     The website for the bank is www.smallenoughtocare.com. The bank is a member of the Federal Reserve System and its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. We have been, and intend to remain, a community-focused financial institution offering a full range of financial services to individuals, businesses and nonprofit organizations in the communities we serve. Our banking services include checking and savings accounts; commercial, installment, mortgage, and personal loans; safe deposit boxes; trust and investments; and other associated services to satisfy the needs of our customers.

     Our common stock is currently traded on the Nasdaq National Market System under the symbol “SCMF” and our currently outstanding trust preferred securities are traded under the symbol “SCMFO” on the Nasdaq National Market System.

Our Address

     The address of our principal executive office is 4605 Country Club Road, Winston-Salem, North Carolina 27104 and our telephone number is (336) 768-8500.

The Offering

The issuer	Southern Community Financial Corporation

Securities being offered	1,000,000 shares of common stock

The Dividend Reinvestment and Common Stock Purchase Plan	Any shareholder who elects to participate in the Plan may reinvest dividends on some or all of their shares in additional shares of our common stock and may purchase additional shares by investing amounts between $300 and $15,000 in any calendar quarter.

Source of shares for the Plan	The Plan administrator, First-Citizens Bank & Trust Company, will purchase either (i) shares available on the open market or (ii) newly issued shares from us.

Purchase price of newly issued shares	The purchase price for newly issued shares is the ten-day average of the current market price of the common stock at the time of the transaction under the Dividend Reinvestment and Common Stock Purchase Plan.

Nasdaq National Market listing	Our common stock is listed on the Nasdaq National Market under the symbol “SCMF.”

You will not receive certificates	Common stock purchased under the Dividend Reinvestment and Common Stock Purchase Plan will be held by our transfer agent, First-Citizens Bank & Trust Company. This means that you will not receive a certificate for the securities, and your ownership interests will be recorded through the book-entry system. See “Plan of Distribution” on page 7.

How the proceeds of this offering will be used	We estimate that the net proceeds to us from the sale of the newly issued shares of common stock, after deducting expenses, will be approximately $9.5 million. The purpose of the offering is to support the growth and operations of our subsidiary bank. See “Risk Factors” on page 4 and “Use of Proceeds” on page 6.

Risk factors	Before purchasing the securities being offered, you should carefully consider the “Risk Factors” beginning on page 4.

RISK FACTORS

     An investment in the common stock involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors in evaluating an investment in Southern Community Financial Corporation before you purchase any of the securities offered by this prospectus.

A decrease in interest rates could adversely impact our profitability.

     Our results of operations are affected by the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. A significant component of our earnings is our net interest income. Net interest income is the difference between income from interest-earning assets, such as loans, and the expense of interest-bearing liabilities, such as deposits and our borrowings, including our outstanding trust preferred securities. We are slightly asset sensitive with approximately 40% of our assets tied to either prime, LIBOR or the Federal funds rate, all of which can change immediately. Our liabilities, however, are relatively short-term with approximately 60% repricing within one year. As of April 30, 2005, if interest rates increase by two percentage points, our net interest income over a one-year time frame could increase by approximately 2.7% or $937,000. As of April 30, 2005, if interest rates decrease by two percentage points, our net interest income over a one-year time frame could decrease by approximately 6.8% or $2,343,000.

We may have higher loan losses than we have allowed for.

     Our loan losses could exceed the allowance for loan losses we have set aside. Our average loan size continues to increase. Reliance on historic loan loss experience may not be indicative of future loan losses. Approximately 70% of our loan portfolio is composed of construction, commercial mortgage and commercial loans. Repayment of such loans is generally considered more subject to market risk than residential mortgage loans. Industry experience shows that a portion of loans will become delinquent and a portion of the loans will require partial or entire charge-off. Regardless of the underwriting criteria we utilize, losses may be experienced as a result of various factors beyond our control, including, among other things, changes in market conditions affecting the value of our loan collateral and problems affecting the credit of our borrowers.

Our growth strategy may not be successful.

     As a strategy, we have sought to increase the size of our franchise by aggressively pursuing business development opportunities, and we have grown rapidly since our incorporation. We can provide no assurance that we will continue to be successful in increasing the volume of our loans and deposits at acceptable risk levels and upon acceptable terms, expanding our asset base while managing the costs and implementation risks associated with this growth strategy. There can be no assurance that any further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through other successful expansions of our banking markets, or that we will be able to maintain capital sufficient to support our continued growth.

If we lose key employees with significant business contacts in our market area, our business may suffer.

     Our success is largely dependent on the personal contacts of our officers and employees in our market area. If we lost key employees temporarily or permanently, our business could be hurt. We could be particularly hurt if our key employees went to work for competitors. Our future success depends on the continued contributions of our existing senior management personnel, particularly on the efforts of F. Scott Bauer and Jeff T. Clark, each of whom has significant local experience and contacts in our market area.

Government regulations may prevent or impair our ability to pay dividends, engage in additional acquisitions, or operate in other ways.

     Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. We are subject to supervision and periodic examination by the Federal Reserve Board and the North Carolina Commissioner of Banks. Our principal subsidiary, Southern Community Bank and Trust, as a state chartered commercial bank, also receives regulatory scrutiny from the North Carolina Commissioner of Banks and the Federal Reserve Board. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you as an investor in our company, by restricting our activities, such as:

•	the payment of dividends to shareholders;

•	possible transactions with or acquisitions by other institutions;

•	desired investments;

•	loans and interest rates;

•	interest rates paid on deposits;

•	the possible expansion of branch offices; and

•	the ability to provide securities or trust services.

     We have elected to be regulated as a financial holding company to expand our opportunities to provide additional services, requiring us to comply with additional federal laws and regulations, and we could face enforcement actions by regulatory agencies. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our business. The cost of compliance with regulatory requirements may adversely affect our ability to operate profitably.

We face strong competition in our market area, which may limit our asset growth and profitability.

     The banking business in our market area, which is the Piedmont Triad area including Winston-Salem and surrounding areas in north central North Carolina, is very competitive, and the level of competition facing us may increase further, which may limit our asset growth and profitability. We experience competition in both lending and attracting funds from other banks and nonbank financial institutions located within our market area, some of which are significantly larger institutions. Nonbank competitors for deposits and deposit-type accounts include savings associations, credit unions, securities firms, money market funds, life insurance companies and the mutual funds industry. For loans, we encounter competition from other banks, savings associations, finance companies, mortgage bankers and brokers, insurance companies, small loan and credit card companies, credit unions, pension trusts and securities firms.

Our securities are not FDIC insured.

     Our securities are not savings or deposit accounts or other obligations of any bank, and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and are subject to investment risk, including the possible loss of principal.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things:

•	statements relating to projected growth; leverage strategy; anticipated improvements in earnings, earnings per share, and other financial performance measures; and management’s long term performance goals;

•	statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

•	statements relating to our business and growth strategies, including potential acquisitions and branch openings; and

•	any other statements which are not historical facts.

     Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus on page 4.

REGULATORY CONSIDERATIONS

     Because we are a financial holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines us, and our consolidated subsidiaries. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2004, quarterly reports on Form 10-Q, current reports on Forms 8-K and any subsequent reports we file with the SEC, which are incorporated by reference into this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of our security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve Board, the North Carolina Commissioner of Banks, which regulates our bank subsidiary, and the Federal Deposit Insurance Corporation, which insures the deposits of our bank subsidiary within certain limits. Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business. Depository institutions, like our bank subsidiary, are also affected by various federal laws, including those relating to consumer protection and similar matters.

USE OF PROCEEDS

     We will receive proceeds from the sale of newly issued shares of our common stock purchased by the Plan. However, we will not receive any proceeds if the shares are purchased by the Plan in the open market. We anticipate that the net proceeds to us from the sale of the newly issued common stock will be approximately $9.5 million after deducting offering expenses, estimated to be $58,663.

     We intend to use the net proceeds from the sale of the securities for general corporate purposes to fund continued expansion of our franchise, including investments or deposits in or loans to our bank subsidiary, Southern Community Bank and Trust, to fund its operations and its continued expansion and to maintain the bank’s status as a “well capitalized” bank under the guidelines of its regulators. We may use some portions of the net proceeds for our general corporate purposes, including, but not limited to, the possible repurchase of shares of our common stock and acquisitions of, or investments in, bank or permissible non-bank entities by either us or our subsidiary bank (although no agreements or understandings presently exist with respect to any such acquisitions). Before we apply any of the proceeds for any of these uses, they likely will be temporarily invested in short-term investment securities. The precise amounts and timing of the application of proceeds will depend upon our funding requirements, the funding and capital requirements of our bank subsidiary, and whether we have funds available from other sources that we can use for any of those purposes.

PLAN OF DISTRIBUTION

     All common stock shareholders may participate in the Dividend Reinvestment and Common Stock Purchase Plan of Southern Community Financial Corporation. Under the Plan, cash dividends on all or less than all of a participant’s shares of common stock may be used to purchase additional shares of common stock. Participants who hold at least one share of the common stock in their own name also may make optional cash payments from $300 to $15,000 per quarter at any time after the first reinvestment of dividends.

     Shareholders whose shares are registered in their own name may enroll in the Plan by signing an authorization card and returning it to us. Beneficial owners whose shares are registered in names other than their own (for example, in the “street name” of a broker or a bank nominee) must contact the nominee to obtain details on how to participate in the Plan. The nominee will be the record holder for the participant under the Plan. Each such beneficial owner must rely on their nominee for administering the beneficial owner’s dividends and must correspond exclusively with the nominee on all matters regarding the Plan, including account statements, share withdrawal and termination of participation in the Plan. The nominee may charge a commission or other fee for your participation in the Plan, which will be your responsibility. We will have no record of participation in the Plan by beneficial owners with respect to shares registered in a name other than their own.

     All reinvested dividends and optional cash payments under the Plan will be used to either (i) purchase our common stock in the open market, or (ii) acquire authorized and previously unissued common stock from us, or (iii) any combination of the foregoing at the sole discretion of us and our Transfer Agent, First-Citizens Bank & Trust Company. The purchase price per share of common stock purchased in the open market will be the weighted average of the total price paid by the Transfer Agent (which shall not include any applicable broker commissions or service charges of our Transfer Agent) on all open market shares that were purchased by the Transfer Agent in respect of a particular quarter. The purchase price per share of common stock acquired from us under the Plan will be 100% of the average of the closing price per share of the common stock reported by the Nasdaq National Market for the ten (10) consecutive trading days on which there was a trade ending two trading days prior to the purchase of the stock.

     Dividend reinvestment amounts will be invested following the dividend payment date and optional cash payments will be invested each quarter. Should we elect to purchase both open market and newly issued shares for any investment period, the price per share of the shares allocated under the Plan for that investment period will be apportioned in accordance with the number of shares purchased in the open market or as newly issued shares. The number of shares of our common stock purchased for each participant will depend upon the amount of the participant’s dividend and the amount of optional cash payments, if any, and the purchase price per share.

     The record holder’s account, maintained by the Transfer Agent in book entry, will be credited with the number of shares, including fractional shares computed to four decimal places, equal to the sum of: (i) the total amount of dividends to be reinvested; and (ii) the total amount of any optional cash payments to be invested. Shares purchased under the Plan will be credited to the Plan account but will not be registered in the participant’s name nor will certificates be issued to the participant unless requested in writing or upon termination or withdrawal from the Plan. Dividends on a fractional interest in a share will be credited to the participant’s account.

     We will pay any brokerage commissions or service charges connected with stock purchases by the Transfer Agent for the Plan. No participant will be charged a management fee by us or our Transfer Agent for participation in the Plan. You will have the same tax obligations with respect to reinvested dividends as you would with cash dividends not reinvested under this Plan.

     Shares credited to the account of a participant under the Plan may not be sold, pledged or assigned without first requesting that a certificate for such shares be issued by the Transfer Agent. Certificates must be requested in writing from the Transfer Agent. Only whole shares represented by that certificate may be withdrawn from the participant’s account. Certificates for fractions of a share will not be issued. Any fractional interest in a share will be converted to cash at the then current market value Any remaining whole shares and any fraction of a share will continue to be credited to the participant’s account.

     A decision to participate in our Dividend Reinvestment and Common Stock Purchase Plan must be made pursuant to each investor’s evaluation of its, his or her best interests. Neither our Board of Directors nor any independent financial advisor makes any recommendation to prospective investors regarding whether they should participate in our Dividend Reinvestment and Common Stock Purchase Plan. The common stock obtained from participation in the Plan may be withdrawn from the Plan and sold from time to time on the Nasdaq National Market at prices then prevailing in negotiated transactions or otherwise. We anticipate that this Registration Statement shall remain effective until the date on which all of the common stock registered hereby has been sold.

LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for Southern Community Financial Corporation by Maupin Taylor, P.A., Raleigh, North Carolina.

EXPERTS

     The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in the prospectus by reference from the company’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Dixon Hughes PLLC, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon the authority of said firm as experts in accounting and auditing.

WHERE CAN YOU FIND INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission are available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information.

DOCUMENTS INCORPORATED BY REFERENCE

     We “incorporate by reference” into this prospectus the information in documents we file with the Securities and Exchange Commission (under our Exchange Act file no. 000-33227), which means that we can disclose important information to you through these documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	our proxy statement for the Annual Meeting of Shareholders in 2005;

•	our Current Reports on Form 8-K, filed on January 21 and 31 and February 2 and 7 (2 reports), March 30, April 20, 21, 28 and 29 and June 24, 2005;

•	the description of our common stock included in the Registration Statement dated November 28, 2001 (Registration No. 333-74084); and

•	all current, quarterly and annual reports filed by us with the SEC prior to termination of the offering.

     You may request, and we will provide, a copy of these filings at no cost by writing or calling Scott C. McLean, Senior Vice President and Controller, at Southern Community Financial Corporation, 4605 Country Club Road, Winston-Salem, North Carolina 27104, (336) 768-8500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     The North Carolina Business Corporation Act and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

1,000,000 Shares of
Common Stock

PROSPECTUS

July 6, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the offering described in this registration statement which will be paid by Southern Community Financial Corporation are set forth in the chart below. With the exception of the filing fees for the Securities and Exchange Commission, all amounts shown are estimates.

AMOUNT
SEC registration fee	$1,163
Printing and mailing expenses	20,000
Transfer Agent fees	18,000
Legal fees and expenses	12,500
Accounting fees and expenses.	5,000
Miscellaneous	2,000

TOTAL	$58,663

Item 15. Indemnification of Directors and Officers.

     The North Carolina Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who have been, or are threatened to be, made a party to litigation. The indemnification applies to judgments, fines, settlements and reasonable expenses under certain circumstances. Under the North Carolina Business Corporation Act, reasonable expenses incurred by a director or officer may be paid or reimbursed by us before a final conclusion of the proceeding, after we receive certain assurances from the director or officer. Specifically, the director or officer must provide to us a written statement of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification. The other assurance we must receive is a written undertaking, by or on behalf of the director or officer, to repay the amount reimbursed if it is ultimately determined that the director or officer is not entitled to indemnification by us. If a director or officer is wholly successful in defending the proceeding in which he or she is a party, the North Carolina Business Corporation Act requires us to indemnify him or her against reasonable expenses incurred in connection with the proceeding if he or she is named as a defendant as a result of being one of our directors or officers. Our Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent permitted by North Carolina Business Corporation Act.

     The North Carolina Business Corporation Act allows a corporation to provide that its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the Business Corporation Act (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation). Our Articles of Incorporation include such a provision.

     We have purchased director and officer liability insurance that insures our directors and officers against liabilities in connection with the performance of their duties.

Item 16. Exhibits.

REGULATION S-K

EXHIBIT NUMBER	DOCUMENT
4	Southern Community Financial Corporation’s Dividend Reinvestment and Common Stock Purchase Plan
5 *	Opinion of Maupin Taylor, P.A., as to the validity of the common stock to be issued by Southern Community Financial Corporation pursuant to the terms of the Dividend Reinvestment and Common Stock Purchase Plan
23.1	Consent of Dixon Hughes PLLC
23.2 *	Consent of Maupin Taylor, P.A. (set forth in Exhibit 5)

* Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus shall provide such interim financial information.

     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Southern Community Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 5, 2005.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By: /s/ F. Scott Bauer
F. Scott Bauer, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ F. Scott Bauer F. Scott Bauer	Chairman of the Board and Chief Executive Officer	July 5, 2005
/s/ David W. Hinshaw David W. Hinshaw	Executive Vice President and Chief Financial Officer	July 5, 2005
/s/ Durward A. Smith, Jr. Durward A. Smith, Jr.	Vice Chairman of the Board	July 5, 2005
Don Gray Angell	Director
Zack W. Blackmon, Sr.	Director
/s/ Edward T. Brown Edward T. Brown	Director	July 5, 2005
/s/ Charles R. Bokesch Charles R. Bokesch	Director	July 5, 2005

James G. Chrysson	Director
/s/ James O. Frye James O. Frye	Director	July 5, 2005
/s/ Matthew G. Gallins Matthew G. Gallins	Director	July 5, 2005
/s/ Lynn L. Lane Lynn L. Lane	Director	July 5, 2005
/s/ H. Lee Merritt, Jr. H. Lee Merritt, Jr.	Director	July 5, 2005
/s/ William G. Ward, Sr., M.D. William G. Ward, Sr., M.D.	Director	July 5, 2005

II-4